EXHIBIT 5.3
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                [LETTERHEAD OF STEWART McKELVEY STIRLING SCALES]



March 16, 2000

Sbarro, Inc.
Subsidiary Guarantors Listed on Schedule A hereto
401 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

We have acted as special New Brunswick counsel to Sbarro Dominion Limited, a New Brunswick corporation (the "New Brunswick Subsidiary"), in connection with Registration Statement No. 333-90817 on Form S-4 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of up to $255,000,000 in principal amount of 11% Senior Notes due 2009 being registered under the Registration Statement (the "Registered Notes") for the same principal amount of issued and outstanding Senior Notes due 2009 (the "Original Notes") of Sbarro, Inc., a New York corporation ("Sbarro"). Sbarro's payment obligations under the Original Notes are jointly and severally guaranteed by the Subsidiary Guarantors listed on Schedule A hereto (the "Subsidiary Guarantors"), including the New Brunswick Subsidiary (the "Original Guarantees"), and Sbarro's payment obligations under the Registered Notes will be jointly and severally guaranteed by the Subsidiary Guarantors, including the New Brunswick Subsidiary (the "Registered Guarantees"). We understand that the Original Notes and Original Guarantees were issued, and Registered Notes and Registered Guarantees are to be issued, pursuant to the Indenture, dated as of September 28, 1999 (the "Indenture"), among Sbarro, the Subsidiary Guarantors (including the New Brunswick Subsidiary) and Firstar Bank, N.A. (the "Trustee").

In connection with the foregoing, we have examined, among other things, the Registration Statement, the Indenture filed as Exhibit 4.1 to the Registration Statement, the form of the Registered Notes and originals or copies of all corporation records and of all agreements, certificates and other documents that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In addition, we have made other investigations of applicable law that we have deemed necessary to enable us to provide you with the opinions hereafter expressed. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations, warranties and other information contained in the items we examined. As to any facts material to the opinions hereafter expressed that were not independently established or verified, we have relied upon the statements or certificates of officers of the New Brunswick Subsidiary, public officials and others.


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We also have reviewed and relied upon copies of: (a) a written declaration by sole shareholder, dated September 20, 1990, of the sole shareholder of the New Brunswick Subsidiary; (b) a shareholder resolution, dated September 28, 1999, of the sole shareholder of the New Brunswick Subsidiary; and (c) a certificate of an officer of the New Brunswick Subsidiary dated as of the date hereof, a copy of which is delivered herewith

We express no opinion as to the legality, validity, binding effect or enforceability of the Original Notes, the Registered Notes, the Original Guarantees, the Registered Guarantees or the Indenture, all of which by their terms are governed by the laws of the State of New York.

The opinions expressed herein are limited to the laws of the Province of New Brunswick and the Federal laws of Canada applicable therein (collectively, the "Local Laws"), which are the only laws of Canada applicable to the opinions expressed herein. We express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1) The New Brunswick Subsidiary is duly continued, existing and in good standing under the Local Laws;

(2) The New Brunswick Subsidiary has the requisite corporate power and authority under the Local Laws to execute and deliver the Registered Guarantees to which it is party and to perform its respective obligations thereunder;

(3) The New Brunswick Subsidiary has duly authorized, under the Local Laws, its execution, delivery and performance of such Registered Guarantees;

(4) The New Brunswick Subsidiary has duly executed and delivered (under the Local Laws) such Registered Guarantees; and

(5) The New Brunswick Subsidiary has made all such filings, and obtained all such consents and approvals, if any, as are required under the Local Laws to such authorization, execution, delivery and performance.

Our opinions above are subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of

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persons whose consent is required under Section 7 of the Securities Act. We also consent to Parker Chapin LLP relying upon this opinion being filed as Exhibit 5 to the Registration Statement.

The opinions expressed herein are given as of the effective date of the Registration Statement and we undertake no obligations to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

Very truly yours,


/s/ Stewart McKelvey Stirling Scales
STEWART McKELVEY STIRLING SCALES


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                                                                SCHEDULE A
                                                                ----------


                                                              Jurisdiction of
Name of Corporation                                            Organization
-------------------                                            ------------

Sbarro Properties, Inc.........................................  New York
Sbarro America, Inc............................................  New York
Sbarro America Properties, Inc.................................  New York
Sbarro's of Texas, Inc.........................................   Texas
Italian Food Franchising, Inc..................................  New York
Corest Management, Inc.........................................  New York
Franrest Management, Inc.......................................  New York
Larkfield Equipment Corp.......................................  New York
Sbarro Foods, Inc..............................................  New York
Sbarro of Roosevelt Field, Inc.................................  New York
Sbarro of Virginia, Inc........................................  Virginia
Demefac Leasing Corp...........................................  New York
Franchise Contracting and Equipment Corp.......................  New York
Melville Advertising Agency Inc................................  New York
Sbarro Commack, Inc............................................  New York
Sbarro Dominion Limited........................................New Brunswick,
                                                                  Canada
Sbarro of Las Vegas, Inc.......................................  New York
Sbarro of Hawaii, Inc..........................................  New York
Sbarro Pennsylvania, Inc.......................................Pennsylvania
Sbarro Franchise Associates, Inc...............................  New York
Sbarro H.D.F., Inc.............................................  New York
N.H.D., Inc....................................................  New York
Bushranger Holding, Inc........................................  New York
Melville Pizzeria, Inc.........................................  New York
Sbarro One World Trade, Inc....................................  New York
401 Broad Hollow Realty Corp...................................  New York
401 Broad Hollow Fitness Center Corp...........................  New York
Sbarro Bistros, Inc............................................  New York
Syosset Bistro, Inc............................................  New York